SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 23, 2005

      Delta Apparel, Inc.

(Exact name of registrant as specified in its charter)

       Georgia

(State or Other Jurisdiction

of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

      (678) 775-6900

(Registrant's Telephone Number

Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 23, 2005, the Company issued a press release containing financial information and accompanying discussion for the fiscal quarter and fiscal year ended July 2, 2005. The full text of the press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation F-D Disclosure

On August 23, 2005, Delta Apparel, Inc. issued its earnings release for the fiscal quarter and fiscal year ended July 2, 2005. The earnings release is set forth as Exhibit 99.1 to this Current Report and is incorporated herein by reference. Robert W. Humphreys, President and CEO, will hold an analyst conference call on Tuesday, August 23, 2005 at 4:30 p.m. Eastern Time to discuss financial results and give a business update. The conference call will be broadcast through the Company’s web site at www.deltaapparel.com. Investors may listen to the call by selecting “investor relations” then “company news.” A replay of the webcast will be available within one hour of the call and will be archived at the above address for 30 days following the release.

Item 8.01	Other Events

On August 23, 2005, the Company issued a press release announcing the acquisition of Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing. The full text of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(c)	The following exhibits are included with this Report:

99.1	Press release issued by Delta Apparel, Inc. on August 23, 2005.

99.2	Press release issued by Delta Apparel, Inc. on August 23, 2005.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date: August 23, 2005	/s/ Herbert M. Mueller
Herbert M. Mueller
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on August 23, 2005.

99.2	Press release issued by Delta Apparel, Inc. on August 23, 2005.